Exhibit 24(b)

                         Independent Auditors' Consent


The Board of Directors
Applied Microbiology, Inc.:

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                 /s/ KPMG PEAT MARWICK  LLP


New York, New York
August 8, 1996